UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2009 (December 15, 2009)
American Claims Evaluation, Inc.

(Exact name of registrant as specified in its charter)

New York	0-14807	11-2601199

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York	11753

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (516) 938-8000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On December 15, 2009, American Claims Evaluation, Inc. (the “Company”) received a notice from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company has regained compliance with Listing Rule 5550(a)(2) relating to the minimum bid price of the Company’s common stock (the “Shares”).
On September 15, 2009, the Company had received a deficiency letter from Nasdaq indicating that the Company’s Shares were subject to delisting from The Nasdaq Capital Market because the Company’s Shares had a bid price below the $1.00 minimum bid for 30 consecutive business days as required for continued listing.
In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a grace period of 180 calendar days, or until March 15, 2010, to regain compliance with this requirement. Since then, the closing bid price of the Company’s Shares has been at $1.00 per share or greater for at least 10 consecutive business days. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2) and the matter is now considered closed.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit 99.1	Press Release of American Claims Evaluation, Inc., dated December 17, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2009	AMERICAN CLAIMS EVALUATION, INC.
	By:	/s/ Gary Gelman
Gary Gelman
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of American Claims Evaluation, Inc., dated December 17, 2009.

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